Exhibit (p)(5)

Jacobs Levy Equity Management, Inc.

Code of Ethics and Statement of

Policy and Procedures Regarding

Personal Securities Transactions

1. Purposes

    As a registered investment adviser and a fiduciary, Jacobs Levy Equity Management, Inc. ("Jacobs Levy") owes an undivided duty of loyalty to the investment companies and other clients for which Jacobs Levy serves as investment manager, adviser or sub-adviser. Jacobs Levy must avoid even the appearance of a conflict that may compromise the trust clients have placed in Jacobs Levy and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with Jacobs Levy.
    The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Company Act"), which requires Jacobs Levy to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(b), certain conduct by "access persons" (as defined in the Rule) of investment companies managed by Jacobs Levy, of Jacobs Levy itself as adviser or as a sub-adviser of these companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. Jacobs Levy understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. As set forth in Section 3 below, this Code and Statement is also intended to comply with the provisions of Rule 204-2 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires Jacobs Levy to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.
    This Code and Statement is intended to ensure that the personal securities transactions of persons subject thereto are conducted in accordance with the following principles:
    A duty at all times to place first the interests of Clients;
    The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and
    The fundamental standard that Jacobs Levy personnel not take inappropriate advantage of their positions.
    In addition to the specific prohibitions on certain personal securities transactions as set forth below, all Employees are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of a security held or to be acquired by a Client, from:
    Employing any device, scheme or artifice to defraud any Client;
    Making to any Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
    Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;
    Engaging in any manipulative practice with respect to any Client; or
    Revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or Jacobs Levy of any such securities transactions.
  Definitions

The following definitions apply for purposes of the Code and Statement in addition to the definitions contained elsewhere herein.
    "Access Person" means (i) any officer, director, general partner of Jacobs Levy, (ii) any Employee of Jacobs Levy (or of any company in a control relationship to Jacobs Levy) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client or whose functions relate to the making of any recommendations with respect to the purchases and sales, or (iii) any natural person in a control relationship to Jacobs Levy who obtains information concerning recommendations made to a Client with regard to the purchase and sale of Covered Securities by the Client.
    "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. For purposes of this Code of Ethics, however, the partners as defined in section 2(i) will not be deemed to be beneficial owners of any securities held in the investment portfolios of those Partnerships.

(c) "Client" means any person or entity, including an investment company, for which Jacobs Levy serves as investment manager, adviser or sub-adviser.

(d) "Compliance Officer" refers to Jacobs Levy's Compliance Officer.
    "Control" has the same meaning as that set forth in Section 2(a)(9) of the Company Act.
    "Covered Security" has the meaning set forth in Section 2(a)(36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Company Act, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.
    "Employee" refers to a person who is an employee of Jacobs Levy.
    "Jacobs Levy Trading Program" refers to the list of securities which Jacobs Levy is currently trading or considering trading for its Clients.
    The "Partnerships" refers to any partnerships managed by Jacobs Levy, which are traded and allocated pari passu with other separate accounts.
    "Personal Account", except as set forth below in Section 2(j)(iv), refers to a brokerage account in which an individual subject to the Code and Statement has any Beneficial Ownership and a brokerage account maintained by or for:
    such an individual's spouse (other than a legally separated or divorced spouse), any person who resides with an Employee, and
    any other account (except a Client Account) with respect to which the individual has investment discretion.
    For purposes of this Code of Ethics "Personal Account" shall not include the Partnerships provided, however, that under no circumstances will any of the Partnerships receive more favorable treatment than any Client in any respect.
    "Purchase or Sale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a security.

  Prohibited Purchases and Sales
    It is the responsibility of each Employee to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal securities transactions for Employees may be effected only in accordance with the following provisions. No Employee shall:
    purchase or sell, directly or indirectly, any Covered Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless such Employee obtains the prior written approval of the Compliance Officer to the transaction. The Compliance Officer (having no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction is not likely to have any adverse economic impact on a Client or on its ability to purchase or sell Securities of the same class or other Covered Securities of the issuer involved. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:
    the name of the Covered Security involved,
    the number of shares or principal amount to be purchased or sold, the date or dates on which such Covered Securities are to be acquired or sold, and a brief description of the reason(s) the transaction is considered to be appropriate.

Any approval given under this paragraph will remain in effect for 24 hours.
    execute or cause the execution of a transaction in a Covered Security in which the Employee has (or by reason of such transaction would have) any Beneficial Ownership, on a day during which such security is included in the Jacobs Levy Trading Program;
    acquire any Beneficial Ownership in any Covered Securities in any private placement of securities unless the Compliance Officer has given express prior written approval. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Jacobs Levy. Employees so authorized to acquire Covered Securities in a private placement must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Jacobs Levy to purchase securities of that issuer for a Client will be subject to an independent review by a senior officer of Jacobs Levy with no personal interest in such issuer;
    serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or
    receive any gift or other thing of more than de minimis value from any person or entity that does business or may do business with Jacobs Levy on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:
    an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;
    a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and
    a gift approved in writing by the Compliance Officer.
  Exempted Transactions

The requirements of Section 3 of this Code and Statement do not apply to:
    Purchases or sales of securities with respect to which an Employee has (or by reason of such transaction would have) no Beneficial Ownership.
    Purchases or sales that are non-volitional on the part of either an Employee or a Client or are pursuant to a dividend reinvestment plan.
    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
  Reporting Requirements
    Reporting. Each employee must report to the Compliance Officer the information described in this Section with respect to transactions in any Covered Security in which the Employee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.
    Exclusions from Reporting. Purchases or sales in Covered Securities in an account in which the Employee has no direct or indirect or control are not subject to the reporting requirements of this Section.
    Initial Holding Reports. No later than ten (10) days after an Access Person becomes subject to this Code and Statement he or she must report the following information:
    the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code and Statement;
    the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person's direct or indirect benefit as of the date he or she became subject to this Code and Statement; and
    the date that the report is submitted.
    Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, each Employee must report the following information:
    with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Employee has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:
    the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
    the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
    the price of the Covered Security at which the transaction was effected;
    the name of the broker, dealer or bank with or through which the transaction was effected; and
    the date that the report is submitted.
    with respect to any account established by the Employee in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:
    the name of the broker, dealer or bank with whom he or she established the account;
    the date the account was established; and
    the date that the report is submitted.
    Annual Holdings Reports. Annually, all Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):
    the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;
    the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for his or her direct or indirect benefit; and
    the date that the report is submitted.
    Certification of Compliance. All Employees are required to certify annually that they have read and understand the Code and Statement and recognize that they are subject to the Code and Statement and that they have complied with all the requirements of the Code and Statement and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code and Statement.
    Alternative Reporting. The submission to the Compliance Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the quarterly reporting requirements of this Section 5.
    Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.
  Compliance Officer
    Duties of Compliance Officer. The Compliance Officer shall:

(i) review all securities transactions and holdings reports and maintain the names of persons responsible for reviewing these reports;
    identify all persons subject to this Code and Statement who are required to make these reports and promptly inform each person of the requirements of this Code and Statement;
    compare, on a quarterly basis, all Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code and Statement violation may have occurred;
    maintain a signed acknowledgement by each person who is then subject to this Code and Statement; and
    inform Employees of their requirements to obtain prior written approval from the Compliance Officer as provided in this Code and Statement.
    Required Records. The Compliance Officer shall maintain and cause to be maintained:
    a copy of any code of ethics adopted by Jacobs Levy which has been in effect during the previous five (5) years in an easily accessible place;
    a record of any violation of any code of ethics and of any actions taken as a result of such violation , in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs.
    a copy of each report made by anyone subject to this Code and Statement as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
    a list of all persons who are, or within the past five (5) years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Jacobs Levy in an easily accessible place;
    a copy of each written report and certification required pursuant to Section 6(d) of this Code and Statement for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
    a record of any decision, and the reasons supporting the decisions, approving the acquisition by an Employee of privately placed securities and initial public offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.
    Submission to Fund Board. The Compliance Officer shall annually prepare a written report to each registered investment company for which Jacobs Levy serves as investment adviser that:
    describes any issues under this Code and Statement or its procedures since the last report to the investment company, including, but not limited to, information about material violations of the Code and Statement or procedures and sanctions imposed in response to the material violations; and
    certifies that Jacobs Levy has adopted procedures reasonably necessary to prevent its Employees from violating this Code and Statement.

7. Sanctions

Upon learning of a violation of this Code and Statement, Jacobs Levy, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.